EXHIBIT 23.1





Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of MDSI Mobile Data Solutions Inc. on Form S-8 of our report dated February 1, 2002, included in the Annual Report on Form 10-K of MDSI Mobile Data Solutions Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP


Chartered Accountants
Vancouver, British Columbia
September 17, 2002